UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

StellarOne Corporation

(Exact name of registrant as specified in its charter)

VIRGINIA	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Peter Jefferson Parkway, Suite 250

Charlottesville, Virginia 22911

(Address of principal offices, including zip code)

(540) 829-1633

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2010, the Virginia State Corporation Commission declared effective Articles of Amendment to the Articles of Incorporation (“Articles of Amendment”) of StellarOne Corporation (the “Company”) that were filed by the Company for the purpose of declassifying the Company’s Board of Directors. The Articles of Amendment amended Section 2 of Article V of the Company’s Articles of Incorporation to read, in its entirety, as follows:

Section 2. Except as otherwise provided by law or these Articles of Incorporation, directors shall be elected at each annual meeting of shareholders to serve one-year terms and until their successors are elected and qualified; provided, however, that directors serving on the date of the annual meeting of shareholders in 2010, including those elected at such meeting, shall continue to serve the remainder of their elected terms.

The amendment was approved by shareholders at the Company’s Annual Meeting of Shareholders held on April 27, 2010, as previously reported by the Company in a Current Report on Form 8-K filed on April 27, 2010. The amendment provides for the Company to phase-in the annual election of directors beginning at the 2011 annual meeting of shareholders. All directors of the Company will be subject to annual election beginning in 2013. The Company’s Articles of Incorporation previously provided that the Company’s Board of Directors be divided into three classes of directors as nearly equal in number as possible, with each class being elected to a staggered three-year term.

A copy of the Company’s Articles of Incorporation, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation of StellarOne Corporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StellarOne Corporation

Date: May 10, 2010	By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation of StellarOne Corporation, as amended.